ECOSCIENCE CORPORATION

                                  EXHIBIT 99.1


--------------------------------------------------------------------------------


                     INDEX TO COMBINED FINANCIAL STATEMENTS


            VILLAGE FARMS OF TEXAS, L.P., POCONO VILLAGE FARMS, L.P.,

                        VILLAGE FARMS OF MARFA, L.P. AND

                         VILLAGE FARMS OF BUFFALO, L.P.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                     F-2


COMBINED BALANCE SHEETS AS OF DECEMBER 29, 1996, DECEMBER 28, 1997
   AND SEPTEMBER 27, 1998 (UNAUDITED)                                        F-3

COMBINED STATEMENTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION
   (see note 1) THROUGH DECEMBER 29, 1996, THE 52 WEEKS ENDED
   DECEMBER 28, 1997 AND THE 39 WEEKS ENDED SEPTEMBER 28, 1997 AND
   SEPTEMBER 27, 1998 (UNAUDITED)                                            F-4

COMBINED STATEMENTS OF PARTNERS' CAPITAL FOR THE PERIOD
   FROM INCEPTION (SEE NOTE 1) THROUGH DECEMBER 29, 1996, THE
   52 WEEKS ENDED DECEMBER 28, 1997 AND THE 39 WEEKS ENDED
   SEPTEMBER 28, 1997 AND SEPTEMBER 27, 1998 (UNAUDITED)                     F-5

COMBINED STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM INCEPTION
   (SEE NOTE 1) THROUGH DECEMBER 29, 1996, THE 52 WEEKS ENDED
   DECEMBER 28, 1997 AND THE 39 WEEKS ENDED SEPTEMBER 28, 1997 AND
   SEPTEMBER 27, 1998 (UNAUDITED)                                            F-6

NOTES TO COMBINED FINANCIAL STATEMENTS                                       F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of

     Village Farms of Texas, L.P., Pocono Village Farms, L.P.,
     Village Farms of Marfa, L.P. and
     Village Farms of Buffalo, L.P.:

We have audited the accompanying combined balance sheets of Village Farms of Texas, L.P., Pocono Village Farms, L.P., Village Farms of Marfa, L.P. and Village Farms of Buffalo, L.P. (Delaware Limited Partnerships) as of December 29, 1996 and December 28, 1997, and the related combined statements of operations, changes in partners' capital and cash flows for the period from inception (See Note 1) through December 29, 1996 and the 52 weeks ended December 28, 1997. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 12, the Companies are in default of certain covenants to their debt agreements. Their parent company, Agro Power Development, Inc. and its affiliate, Village Farms International Finance Association, are also in default of debt agreements which are collateralized by the assets of the Companies. In addition, EcoScience Corporation, which owns 100% of APD, has a commitment to pay $21,600,000, plus accrued interest of approximately $1,215,000, on June 30, 1999 in connection with its acquisition of the minority interests of the Companies. Management's current projections indicate that cash and cash equivalents and current available financing are not adequate to fund the obligation. Management is currently seeking alternative debt and equity financing through a private placement, however no firm commitments are yet in place. However, if management is unsuccessful in its efforts to refinance its existing debt, the Lenders could require immediate repayment of all outstanding debts.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Village Farms of Texas, L.P., Pocono Village Farms, L.P., Village Farms of Marfa, L.P. and Village Farms of Buffalo, L.P. as of December 29, 1996 and December 28, 1997, and the results of their operations and their cash flows for the period from inception (See Note 1) through December 29, 1996 and the 52 weeks ended December 28, 1997 in conformity with generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP



Roseland, New Jersey
March 6, 1998 (except with
respect to the matters discussed
in Note 12 as to which the
date is March 12, 1999)

            VILLAGE FARMS OF TEXAS, L.P., POCONO VILLAGE FARMS, L.P.,

                        VILLAGE FARMS OF MARFA, L.P. AND

                         VILLAGE FARMS OF BUFFALO, L.P.

                           COMBINED -- BALANCE SHEETS

                                                                                 December 29,       December 28,       September 27,
                             ASSETS                                                 1996               1997               1998
                             ------                                              -----------        -----------        ------------
CURRENT ASSETS:                                                                                                        (Unaudited)
   Cash and cash equivalents (Note 2)                                               $189,261         $1,227,931           $411,040
   Restricted cash (Notes 7 and 12)                                                        0          3,250,000                  0
   Accounts receivable                                                                     0            628,842            181,656
   Inventories (Note 2)                                                            1,789,477          3,707,108          3,602,071
    Prepaid expenses and other current assets                                        306,249            328,528            322,377
   Notes receivable due from related parties (Notes 3 and 12)                              0          1,838,420          9,234,016
   Assets held for sale (Note 12)                                                          0                  0          1,911,000
   Due from affiliates, net (Note 10)                                                297,365                  0                  0
                                                                                 -----------        -----------        -----------

                      Total current assets                                         2,582,352         10,980,829         15,662,160

PROPERTY, PLANT AND EQUIPMENT, net (Notes 2 and 4)                                17,134,450         44,528,769         41,490,137

RESTRICTED CASH (Note 7)                                                           2,500,000                  0                  0

OTHER ASSETS (Note 5)                                                              1,164,431          2,791,501          2,405,916
                                                                                 -----------        -----------        -----------

                Total assets                                                     $23,381,233        $58,301,099        $59,558,213
                                                                                 ===========        ===========        ===========

               LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Lines of credit (Notes 7 and 12)                                               $2,200,000         $3,550,000         $5,906,735
   Current portion of long-term debt (Notes 7 and 12)                                165,349          2,945,395         43,920,667
   Current obligations under capital leases (Note 8)                                       0             25,764             24,139
   Accounts payable                                                                   67,752            754,238            660,917
   Accrued expenses and other current liabilities (Note 6)                           477,483            463,491          1,093,265
   Due to affiliates, net (Note 10)                                                        0          1,135,653          2,850,283
                                                                                 -----------        -----------        -----------

                Total current liabilities                                          2,910,584          8,874,541         54,456,006

LONG-TERM DEBT (Notes 7 and 12)                                                   14,532,376         34,144,874             66,336

OBLIGATIONS UNDER CAPITAL LEASES (Note 8)                                                  0            406,293            387,784

NONCURRENT LIABILITIES (Note 9)                                                    1,554,498          2,849,639                  0

COMMITMENTS (Notes 7 and 11)

PARTNERS' CAPITAL (Notes 1 and 12)                                                 4,383,775         12,025,752          4,648,087
                                                                                 -----------        -----------        -----------

                  Total liabilities and partners' capital                        $23,381,233        $58,301,099        $59,558,213
                                                                                 ===========        ===========        ===========

            The accompanying notes to combined financial statements
                 are an integral part of these balance sheets.

            VILLAGE FARMS OF TEXAS, L.P., POCONO VILLAGE FARMS, L.P.,

                        VILLAGE FARMS OF MARFA, L.P. AND

                         VILLAGE FARMS OF BUFFALO, L.P.


                        COMBINED STATEMENTS OF OPERATIONS






                                                           Period From
                                                          Inception (See       For the 52              For the 39 Weeks Ended
                                                          Note 1) through      Weeks Ended        ----------------------------------
                                                           December 29,        December 28,       September 28,        September 27,
                                                               1996                1997                1997                1998
                                                           ------------        ------------        ------------        ------------
                                                                                                    (Unaudited)         (Unaudited)
NET SALES                                                      $473,561         $12,069,508          $9,500,900         $15,256,878
                                                           ------------        ------------        ------------        ------------

COSTS AND EXPENSES:
   Cost of goods sold                                           330,000          11,322,174           9,177,458          16,382,217
   Selling, general and administrative
   expenses                                                     198,990           1,257,380             893,901           2,447,478
                                                           ------------        ------------        ------------        ------------

       Total costs and expenses                                 528,990          12,579,554          10,071,359          18,829,695
                                                           ------------        ------------        ------------        ------------

       Loss from operations                                     (55,429)           (510,046)           (570,459)         (3,572,817)

Interest EXPENSE, net                                           218,577           1,806,469           1,399,146           3,684,848

OTHER (INCOME) EXPENSE, net                                           0             (13,358)                  0             120,000
                                                           ------------        ------------        ------------        ------------

           Net loss                                           ($274,006)        ($2,303,157)        ($1,969,605)        ($7,377,665)
                                                           ============        ============        ============        ============


             The accompanying notes to combined financial statements
                    are an integral part of these statements.

            VILLAGE FARMS OF TEXAS, L.P., POCONO VILLAGE FARMS, L.P.,

                        VILLAGE FARMS OF MARFA, L.P. AND

                         VILLAGE FARMS OF BUFFALO, L.P.


               COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                                 Cogentrix    Cogentrix      Village
                  Cogentrix        Cogentrix        Cogentrix    of           Greenhouse     Farms of     Village       Total
                  of Fort          of Marfa,        of Pocono,   Buffalo,     Investment,    Delaware     Farms,        Partners'
                  Davis, Inc.      Inc.             Inc.         Inc.         Inc.           L.L.C        L.L.C.        Capital
                  ----------       ----------       ---------    ---------    -----------    ---------    ----------    -----------
Initial              $93,136               $0              $0           $0     $4,563,645          $20          $980     $4,657,781
   Partners'
   CAPITALI-
   ZATION
Net loss              (5,480)               0               0            0       (268,526)           0             0       (274,006)

                  ----------       ----------       ---------    ---------    -----------    ---------    ----------    -----------

BALANCE,              87,656                0               0            0      4,295,119           20           980      4,383,775
   December 29,
    1996

Partners'                  0          133,009           5,520       54,814      9,473,791        5,560       272,440      9,945,134
 contribution
Net loss             (26,371)          (4,837)         (7,353)        (142)    (1,896,452)      (7,360)     (360,642)    (2,303,157)
                  ----------       ----------       ---------    ---------    -----------    ---------    ----------    -----------

BALANCE,              61,285          128,172          (1,833)      54,672     11,872,458       (1,780)      (87,222)    12,025,752
   December 28,
    1997

Net loss             (54,534)         (32,456)         (7,756)     (45,019)    (6,848,458)      (7,790)     (381,652)    (7,377,665)
                  ----------       ----------       ---------    ---------    -----------    ---------    ----------    -----------

BALANCE               $6,751          $95,716         ($9,589)      $9,653     $5,024,000      ($9,570)    ($468,874)    $4,648,087
September 27,     ==========       ==========       =========    =========    ===========    =========    ==========    ===========
1998,
(Unaudited)

     The accompanying notes to combined financial statements are an integral part of these statements.

            VILLAGE FARMS OF TEXAS, L.P., POCONO VILLAGE FARMS, L.P.,

                        VILLAGE FARMS OF MARFA, L.P. AND

                         VILLAGE FARMS OF BUFFALO, L.P.

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                             Period
                                                                              From
                                                                            Inception     For the 52
                                                                           (See Note 1)     Weeks         For the 39 Weeks Ended
                                                                             through        Ended      ----------------------------
                                                                            December       December    September 28,  September 27,
                                                                            29, 1996       28, 1997       1997            1998
                                                                          ------------   ------------  ------------   ------------
                                                                                                       (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                 ($274,006)   ($2,303,157)  ($1,969,605)   ($7,377,665)
     Adjustments to reconcile net loss to net cash provided by (used in)
        operating activities:
        Depreciation                                                           205,370      1,312,524       594,611      2,347,006
        Amortization                                                            21,331        136,233       116,002        103,974
        Net changes in operating assets and liabilities-
           Accounts receivable                                                       0       (628,842)     (259,050)       447,186
           Inventories                                                      (1,789,477)    (1,917,631)      500,628        105,037
           Prepaid expenses and other current assets                          (306,249)       (22,279)      (35,131)         6,151
           Due from affiliates, net                                           (297,365)       297,365       297,365              0
           Other assets                                                       (173,702)      (146,172)      (75,033)       281,611
           Accounts payable                                                     67,752        686,486     2,231,983        (93,321)
           Accrued expenses and other current liabilities                      477,483        (13,992)       (9,963)       629,774
           Due to affiliates, net                                                    0      1,135,653     2,786,698      1,714,630
                                                                          ------------   ------------  ------------   ------------

                 Net cash provided by (used in) operating activities        (2,068,863)    (1,463,812)    4,178,505     (1,835,617)
                                                                          ------------   ------------  ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                    (17,339,820)   (28,546,966)  (21,923,974)    (1,219,374)
    Increase in noncurrent liabilities                                       1,554,498      1,295,141        (5,461)    (2,849,639)
    Proceeds from sale of property and equipment                                     0        291,452       291,452              0
    Issuance of note receivable due from related parties                             0     (1,838,420)   (1,838,420)    (7,395,596)
    Debt service restricted cash funds                                      (2,500,000)      (750,000)     (750,000)     3,250,000
                                                                          ------------   ------------  ------------   ------------
                 Net cash used in investing activities                     (18,285,322)   (29,548,793)  (24,226,403)    (8,214,609)
                                                                          ------------   ------------  ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings (repayments) under lines of credit, net                       2,200,000      1,350,000    (2,200,000)     2,356,735
    Proceeds from debt                                                      14,697,725     22,677,224    13,578,426     10,028,176
    Repayments of debt                                                               0       (284,680)     (178,279)    (3,131,442)
    Repayments of capital lease obligation                                           0        (19,272)      (13,769)       (20,134)
    Debt issue costs                                                        (1,012,060)    (1,617,131)   (1,181,131)             0

    Capital contributions                                                    4,657,781      9,945,134     9,945,134              0
                                                                          ------------   ------------  ------------   ------------

                 Net cash provided by financing activities                  20,543,446     32,051,275    19,950,381      9,233,335
                                                                          ------------   ------------  ------------   ------------

                 Increase in cash                                              189,261      1,038,670       (97,517)      (816,891)

CASH AND CASH EQUIVALENTS, beginning of period                                       0        189,261       189,261      1,227,931
                                                                          ------------   ------------  ------------   ------------

CASH AND CASH EQUIVALENTS, end of period                                      $189,261     $1,227,931       $91,744       $411,040
                                                                          ============   ============  ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the period for interest                                  $348,172     $2,528,674    $1,488,097      2,741,629
                                                                          ============   ============  ============   ============

    Interest capitalized                                                      $284,575       $384,198       $60,692             $0
                                                                          ============   ============  ============   ============

    Assets acquired under capital lease obligations                                 $0       $451,329      $131,845             $0
                                                                          ============   ============  ============   ============
     Assets held for sale                                                           $0             $0            $0     $1,911,000
                                                                          ============   ============  ============   ============

The accompanying notes to combined financial statements are an integral part of these statements.

            VILLAGE FARMS OF TEXAS, L.P., POCONO VILLAGE FARMS, L.P.,

                        VILLAGE FARMS OF MARFA, L.P. AND

                         VILLAGE FARMS OF BUFFALO, L.P.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1)  DESCRIPTION OF BUSINESS:

     Organization-

     Since February 1996, two wholly-owned subsidiaries of Agro Power Development, Inc. ("APD"), Village Farms, L.L.C. and Village Farms of Delaware, L.L.C. entered into four Partnership Agreements (the "Agreement(s)") with five wholly-owned subsidiaries of Cogentrix Energy, Inc. ("Cogentrix") for the development and operation of four greenhouses for the purposes of producing and selling tomatoes. The tomatoes are marketed under the trademark name "Village Farms" to customers located throughout the United States. The four greenhouse facilities located in Pennsylvania, Texas (2) and New York comprise a total of approximately 112 acres.

     Each Agreement defined both APD and Cogentrix as fifty percent owners. APD provides a variety of services for the four greenhouses facilities including full management of operations and responsibility for the sale and marketing of all products.

     To fulfill the terms of the Agreements, APD and Cogentrix were required to provide the following capital contributions-

                                                                               Date of
                                                    APD       Cogentrix       Formation
                                                    ---       ---------       ---------
     Village Farms of Texas, L.P. ("VFT")          $1,000    $4,656,781   February 14, 1996
     Pocono Village Farms, L.P. ("PVF")           276,000       276,000   March 10, 1997
     Village Farms of Marfa, L.P. ("VFM")           1,000     6,650,434   June 4, 1997
     Village Farms of Buffalo, L.P. ("VFB")         1,000     2,740,700   June 16, 1997
                                                 --------   -----------
                                                 $279,000   $14,323,915
                                                 ========   ===========

     The above proceeds and debt financing (see Note 7) funded the initial construction of the greenhouse facilities. Certain other provisions of the Agreements govern profit and loss allocations along with partnership distributions. Included in these provisions is the allocation of initial losses to APD and Cogentrix based on their respective capital contributions.

     Option Agreement-

     In February 1996, and as an inducement to Cogentrix to invest in the VFT Partnership, APD granted to Cogentrix certain rights to participate in future projects involving the development, acquisition, owning of or operating by APD of any greenhouse facility at which fruit or vegetables are grown ("Future Projects"). Under this agreement ("Option Agreement") with Cogentrix, APD is required to offer Cogentrix an interest of at least fifty percent in all future projects regardless of whether APD desires or intends to permit a third party interest and if APD determines to sell an interest in a Future Project to a third party, it must first offer this interest to Cogentrix. In Future Projects in which Cogentrix provides cash equity, Cogentrix shall receive preferential return treatment, as defined.

     This option is not applicable to Future Projects in which (1) APD is a lessee, (2) any operating greenhouse project acquired by APD without any equity investment, (3) any greenhouse project identified and developed by a third party in which APD is invited to participate without having to make an equity investment and (4) nine specific greenhouse developments and projects specifically identified in the Option Agreement.

     The Option Agreement terminates at the earlier of Cogentrix investing $20 million in Future Projects or if Cogentrix declines a proposed investment in a Future Project with certain projected rates of return and a third party thereafter makes an equity investment at the same or less favorable terms as were offered to Cogentrix. The additional capital contributions of Cogentrix in VFM and VFB ($9,391,134) were made under the terms of this Option Agreement (see Note 12).

     Other Affiliates-

     APD is affiliated by common ownership and management with Keystone Village Farms, L.L.C. ("KVF"), Village Farms of Wheatfield, L.L.C. ("VFW"), Village Farms of Virginia, Inc. ("VFV"), Village Farms of Presidio, L.P. and Village Farms International Finance Association ("VFIFA"). See Notes 3 and 10 for transactions with affiliates.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Management Estimates-

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents-

     Cash and cash equivalents represent all highly liquid investments with maturities of three months or less when acquired.

     Inventories-

     Inventories represent direct and indirect production costs incurred before harvesting the annual tomato crop and growing crops. Growing crops are valued at the lower of cost or estimated market.

     Property, Plant and Equipment-

     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided under the straight-line method based on the following estimated useful lives (see Note 4).

     Land improvements                                 5-20 years
     Greenhouses                                       10-20 years
     Greenhouse improvements                           10-20 years
     Greenhouse equipment                              5-20 years
     Computer and office equipment                     5 years

     Long-Lived Assets-

     The provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121") requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Partnerships do not believe that any such changes have occurred.

     Income Taxes-

     VFT, PVF, VFM and VFB are classified as partnerships for Federal and state income tax purposes. Therefore, no provision for income taxes is recorded since income or losses are allocated to their partners and are reportable and payable by their partners for Federal and state income tax purposes.

     Fair Value of Financial Instruments-

     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and due to affiliates approximate fair value due to the short-term maturity of these instruments. The carrying amounts of notes receivable due from related parties, capital lease obligations and long-term debt, approximate fair value.

     Revenue Recognition-

     Product sales revenue is recognized upon shipment.

     Concentration of Credit Risk

     For the period from inception (See Note 1) through December 29, 1996, the 52 weeks ended December 28, 1997 and the 39 weeks ended September 28, 1997 and September 27, 1998, approximately 98%, 74%, 76% and 62% of net sales, respectively, was derived from product sales to the Company's top ten customers.

     For the period from inception (See Note 1) to December 29, 1996 three customers accounted for 36%, 25%, and 11%, respectively, of total net sales.

     For the 52 weeks ended December 28, 1997 three customers accounted for 16%, 10% and 10%, respectively, of total net sales.

     For the 39 weeks ended September 28, 1997 three customers accounted for 36%, 25% and 11%, respectively, of total net sales.

     For the 39 weeks ended September 27, 1998 two customers accounted for 13% and 12%, respectively, of total net sales.

     Fiscal Year-

     The Partnerships operate on a 52 to 53 week fiscal year. Fiscal years for the financial statements presented ended on December 29, 1996 and December 28, 1997.

     Reclassifications-

     Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

     New Accounting Pronouncements-

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for the way the public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement is effective for financial statements for periods beginning after December 15, 1997 and need not be applied to interim periods in the initial year of application. Comparative information for earlier years presented is to be restated. The Partnerships do not expect the adoption of this statement to have a material impact on the Partnerships' results of operations, financial position or cash flows.

     In April 1998, the AICPA issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities." This SOP requires that all nongovernmental entities expense costs of start-up activities (pre-opening, pre-operating and organizational costs) as those costs are incurred and requires the write-off of any unamortized balances upon implementation. SOP 98-5 is effective for financial statements issued for periods beginning after December 15, 1998. Earlier application is encouraged in fiscal years for which annual financial statements have not been issued. Adoption of the SOP is not expected to have a material impact on 1999 results of operations.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Partnerships do not expect the adoption of this standard to have a material effect on the Partnerships' results of combined operations, financial position or cash flows.

     Unaudited Interim
     Combined Financial Statements-

     The unaudited combined financial information at September 27, 1998 and for the 39 weeks ended September 28, 1997 and September 27, 1998 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of the Partnerships, these unaudited combined financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The combined results of operations for interim periods are not necessarily indicative of the results expected for a full year.

(3)  NOTES RECEIVABLE DUE FROM RELATED PARTIES:

     In March 1997, VFT loaned $1,838,420 to Cogentrix. The note receivable is unsecured, bears interest at 6% per annum and principal and interest are due on demand. See Note 12 for the subsequent event involving this note.

(4)  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consist of the following-

                                                  December 29,    December 28,    September 27,
                                                      1996            1997             1998
                                                  ------------    ------------    -------------
                                                                                   (Unaudited)
     Land                                            $681,048      $1,101,729        $984,729
     Land improvements                                144,349       1,326,065       1,412,026
     Greenhouses                                   13,451,166      14,680,848      34,012,788
     Construction in progress                               0      20,397,118               0
     Greenhouse improvements                           28,675         837,862         218,820
     Greenhouse equipment                           3,022,996       7,649,813       8,481,784
     Computer and office equipment                     11,586          53,228          50,890
                                                  -----------    ------------    ------------
                                                   17,339,820      46,046,663      45,161,037
     Less- Accumulated depreciation                  (205,370)     (1,517,894)     (3,670,900)
                                                 ------------    ------------    ------------
                                                  $17,134,450     $44,528,769     $41,490,137
                                                 ============    ============    ============

     Included in the December 28, 1997 and September 27, 1998 amounts above are $451,329 and $429,527, respectively, in equipment and land held under capital leases.

(5)  OTHER ASSETS:

     Other assets consist of the following-

                                      December 29,   December 28,  September 27,
                                          1996           1997           1998
                                      ------------   ------------  -------------
                                                                    (Unaudited)
     Debt issue costs (A)              $1,012,060     $2,629,191     $2,644,454
     Organization expenses                 76,988        159,228              0
     Investment in VFIFA (B)                    0         20,000         20,000
     Other                                 96,714        140,646          3,000
                                      -----------    -----------    -----------
                                        1,185,762      2,949,065      2,667,454
     Less- Accumulated amortization       (21,331)      (157,564)      (261,538)
                                      -----------    -----------    -----------
                                       $1,164,431     $2,791,501     $2,405,916
                                      ===========    ===========    ===========

     (A) These amounts represent costs incurred in obtaining the debt financing for the VFT, PVF, VFM and VFB greenhouse construction projects and unamortized premiums paid for the purchase of interest rate cap agreements (see Note 7). The premiums paid are being amortized to interest expense over the terms of the cap agreements. The debt issue costs are being amortized to interest expense over the term of the related debt. (See Note 12.)

     (B) Village Farms International Finance Association ("VFIFA") was organized in April 1997 for the purpose of providing financing to APD and all of its subsidiaries (collectively, the "Members"). VFIFA is organized as a not-for-profit cooperative formed for the benefit of the Members. VFIFA obtains financing from third party lenders and it turn, provides funding to the Members for the purposes of developing and construction of greenhouse facilities and working capital needs by means of construction loans, term loans and lines of credit. As of December 28, 1997 VFT, PVF, VFM and VFB are Members in VFIFA, all having contributed $5,000 in capital.

(6)  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

                                      December 29,  December 28,  September 27,
                                          1996         1997          1998
                                      ------------  ------------  -------------
                                                                  (Unaudited)
     Payroll                             $45,638     $167,478      $148,427
     Interest                             15,871       66,043       249,255
     Utilities                           116,000       33,455       165,789
     Property taxes                            0            0       176,772
     Insurance                             6,000      168,491       149,165
     Repairs and maintenance             129,400            0       100,000
     Inventory purchases                 137,000            0        48,033
     Professional fees                    15,000       28,024         9,000
     Other                                12,574            0        46,824
                                      ----------   ----------    ----------
                                        $477,483     $463,491    $1,093,265
                                      ==========   ==========    ==========


(7)  DEBT:

                                                 December 29,     December 28,  September 27,
                                                     1996             1997          1998
                                                 ------------     ------------  -------------
                                                                                  (Unaudited)
     Lines of credit                               $2,200,000      $3,550,000      $5,906,735
     VFT construction and term facility            14,697,725      18,413,614      16,680,825
     PVF nonrevolving line of credit                        0       2,124,725         839,715
     VFM construction and term loan facilities              0      11,262,124      15,457,163
     VFB construction and term loan facility                0       5,223,441      10,921,689
     Other loans                                            0          66,365          87,611
                                                 ------------    ------------    ------------
                                                   16,897,725      40,640,269      49,893,738
     Less- Current portion                         (2,365,349)     (6,495,395)    (49,827,402)
                                                 ------------    ------------    ------------
                                                  $14,532,376     $34,144,874         $66,336
                                                 ============    ============    ============

     In February 1996, VFT negotiated a $21,123,125 nonrecourse combined credit facility (the "VFT Facility") with two banks, (the "Lenders"). The Lenders are secured only by the assets and cash flow of VFT without any recourse to APD or any of the individual partners of VFT. The combined VFT Facility consists of a construction and term loan commitment of $18,623,125 (the

     "VFT Term Loan") and a $2,500,000 revolving line of credit agreement to be used for working capital by VFT.

     On March 7, 1997, VFT completed the final advance under the construction commitment and term out of the construction loan. The VFT Term Loan is being repaid in 40 quarterly installments which commenced on June 30, 1997. Interest rate options are selected by VFT on all or any portion of the borrowings at a variable prime rate, a fixed (LIBOR) rate or a treasury loan rate as defined in the VFT Facility. Each interest rate option has an applicable margin over such rate in determining the total interest rate associated with each borrowing. The applicable margin for each interest rate option is based upon the relationship between annual debt service (principal and interest payments) and total cash flow, as defined, with cash flow as the numerator and debt service as the denominator. As the aforementioned relationship increases, the applicable margin for each interest rate election decreases. At December 28, 1997, the VFT Term Loan borrowings of $18,413,614 were at various LIBOR rate elections, which combined with the applicable margin, resulted in interest rates between approximately 9.4% and 10.9%. The various LIBOR rate elections are reset periodically throughout the year.

     The line of credit commitment to VFT expires on June 30, 2001. VFT is required to reduce the line of credit balance to less than $100 and maintain this level for 30 consecutive days during the year. A commitment fee of 1% per annum is charged on the unused line of credit commitment. At December 28, 1997, $500,000 was available and unused under the line of credit commitment. Interest is payable at the variable prime rate, as defined (9.5% at December 28, 1997). There is no quoted market price on the line of credit and VFT Term Loan. Management estimates that the carrying amount of debt approximates its fair value as of December 29, 1996 and December 28, 1997. See Note 12 for the subsequent event involving the VFT Facility.

     In addition, under the terms of the VFT Facility, VFT was required to establish a Debt Service Reserve and an Additional Debt Service Reserve in the amounts of $1,500,000 and $1,000,000, respectively. The Debt Service Reserve will remain in effect throughout the term of the VFT Facility and the Additional Debt Service Reserve will be released upon the achievement of certain debt coverage levels measured at the end of the first calendar quarter following the first complete 12 month period of operations subsequent to the final construction advance. These amounts have been classified as restricted cash in the accompanying combined financial statements. These funds are to be used to support debt service payments in the event VFT's cash flow from operations is insufficient. VFT is subject to other various restrictive, negative and affirmative financial and operating covenants as defined in the VFT Facility. Substantially all of VFT's assets have been pledged as security under the VFT Facility. See Note 12 for the subsequent event involving these restricted cash accounts.

     In October 1996, VFT purchased an interest rate cap ("VFT Rate Cap") from a bank for $307,000. The VFT Rate Cap protects VFT from increases in interest rates above 6.5% (excluding the applicable margin) for a period of five years on $10,000,000 of senior debt. The cost of the VFT Rate Cap is reflected in other assets in the accompanying combined balance sheets (See
     Note 5) and is being amortized to interest expense on a straight line basis over the life of the VFT Rate Cap. The VFT Rate Cap is intended to be an integral part of borrowing transactions and therefore, not recognized at fair value ($70,000 as of December 28, 1997). Interest differential relating to the VFT Rate Cap will be recognized as a component of interest expense over the term of the VFT Rate Cap.

     In September 1997, PVF entered into a $500,000 revolving line of credit facility (the "PVF Facility") with VFIFA, which is to be used for working capital by PVF. PVF is subject to various restrictive, negative and affirmative covenants as defined in the PVF Facility. The borrowings are secured by eligible accounts receivable, as defined.

     The line of credit commitment to PVF expires on July 31, 2010. At December 28, 1997, the full commitment under the line of credit was outstanding. Interest is payable at the variable prime rate, as defined (9.5% at December 28, 1997). See Note 12 for the subsequent event involving the PVF Facility.

     On March 10, 1997, PVF entered into a $2,200,000 loan agreement (the "PVF Loan"). The proceeds of the PVF loan were used to purchase the PVF greenhouse property and to make planned improvements to this property. As of December 28, 1997, there were no additional borrowings available under the loan. The loan is required to be repaid in sixty quarterly installments of $36,670 relating to interest and principal which began on July 1, 1997, plus a final installment of any amount necessary to pay the indebtedness in full. The PVF loan bears interest at a variable rate, as defined (9.0% at December 28, 1997), subject to the lender's applicable interest rate tier, as defined. The interest rate tier may be changed at any time by the lender. The PVF loan is secured by a real estate mortgage in the PVF property and a first lien on all assets, excluding inventory and accounts receivable, as defined. PVF is required to maintain certain financial ratios relating to this loan and has agreed to certain restrictions regarding partnership distributions, as defined. As of December 28, 1997, the Partnership was in violation of a financial covenant of the PVF loan. As such the entire amount outstanding under the PVF loan, $2,124,725, has been reflected in the current portion of long-term debt in the accompanying December 28, 1997 combined balance sheet. PVF is also required to maintain $750,000 of cash as replacement collateral to replace the portion of the PVF greenhouse assets sold to APD. This amount has been classified as restricted cash in the accompanying combined financial statements. See Note 12 for the subsequent event involving the PVF Loan.

     In June 1997, VFM entered into a $17,765,346 combined credit facility (the "VFM Facility") with VFIFA. The combined VFM Facility consists of a construction and term loan commitment of $15,515,346 (the "VFM Term Loan") and a $2,250,000 revolving line of credit agreement to be used for working capital by VFM. Included in the construction and term loan commitment was a letter of credit issued to a significant contractor for work provided during construction. The letter of credit combined with the outstanding construction borrowings can not exceed the total construction and term loan commitment. VFM is subject to various restrictive covenants as defined in the VFM Facility. Substantially all of VFM's assets have been pledged as security under the VFM Facility.

     During April of 1998, VFM will complete the final advance under the construction commitment and term out the construction loan. The VFM Term Loan will be repaid in 40 quarterly installments commencing on June 30, 1998. Interest rate options are selected by VFM on all or any portion of the borrowings at a base rate, a fixed (LIBOR) rate or a quoted rate, as defined in the VFM Facility. Each interest rate option has an applicable margin over such rate in determining the total interest rate associated with each borrowing. The applicable margin for each interest rate option is based upon the relationship between annual debt service (principal and interest payments) and total cash flow, as defined, with cash flow as the numerator and debt service as the denominator. As the aforementioned relationship increases, the applicable margin for each interest rate election decreases. At December 28, 1997, the construction loan borrowings were at various LIBOR rate elections, which combined with the applicable margin, resulted in interest rates between 9.3% and 9.5%. The various LIBOR rate elections are reset periodically throughout the year. At December 28, 1997, $11,262,124 of borrowings were outstanding under the construction loan commitment and $800,000 of borrowings were outstanding under the revolving line of credit commitment. In addition, a letter of credit of $327,000 was outstanding at December 28, 1997.

     The line of credit commitment to VFM expires on July 31, 2010. At December 28, 1997, $1,450,000 was available under the line of credit commitment. Interest is payable at the variable prime rate, as defined (9.5% at December 28, 1997). Management estimates that the carrying amount of debt approximates its fair value as of December 28, 1997. See Note 12 for the subsequent event involving the VFM facility

     In October 1997, VFM purchased an interest rate cap ("VFM Rate Cap") from VFIFA for $259,000. The VFM Rate Cap protects VFM from increases in interest rates above 6.5% (excluding the applicable margin) for a period of five years commencing on December 31, 1997 on $15,515,346 of debt under the VFM Facility. The cost is reflected in other assets in the accompanying combined balance sheets (see Note 5) and will be amortized to interest expense on a straight-line basis over the life of the VFM Rate Cap. The VFM Rate Cap is intended to be an integral part of borrowing transactions and therefore, not recognized at fair value ($206,000 at December 28, 1997). Interest differential relating to the VFM Rate Cap will be recognized as a component of interest expense over the term of the VFM Rate Cap.

     In December 1997, VFM borrowed approximately $66,000 under equipment term loans.

     In June 1997, VFB entered into a $12,162,800 combined credit facility (the "VFB Facility") with VFIFA. The combined VFB Facility consists of a construction and term loan commitment of $10,962,800 (the "VFB Term Loan") and a $1,200,000 revolving line of credit agreement to be used for working capital by VFB. Included in the construction and term loan commitment was a letter of credit issued to a significant contractor for work provided during construction. The letter of credit combined with the outstanding construction borrowings can not exceed the total construction and term loan commitment. VFB is subject to various restrictive covenants as defined in the VFB Facility. Substantially all of VFB's assets have been pledged as security under the VFB Facility.

     During April of 1998, VFB will complete the final advance under the construction commitment and term out the construction loan. The VFB Term Loan will be repaid in 40 quarterly installments commencing on June 30, 1998. Interest rate options are selected by VFB on all or any portion of the borrowings at a base rate, a fixed (LIBOR) rate or a quoted rate, as defined in the VFB Facility. Each interest rate option has an applicable margin over such rate in determining the total interest rate associated with each borrowing. The applicable margin for each interest rate option is based upon the relationship between annual debt service (principal and interest payments) and total cash flow, as defined, with cash flow as the numerator and debt service as the denominator. As the aforementioned relationship increases, the applicable margin for each interest rate election decreases. At December 28, 1997, the construction loan borrowings were at various LIBOR rate elections, which combined with the applicable margin, resulted in interest rates between 9.3% and 9.5%. The various LIBOR rate elections are reset periodically throughout the year. As of December 28, 1997, $5,223,441 of borrowings were outstanding under the construction loan commitment and $250,000 of borrowings were outstanding under the revolving line of credit commitment. In addition, a letter of credit of $80,000 was outstanding at December 28, 1997.

     The line of credit commitment to VFB expires on July 31, 2010. At December 28, 1997, $950,000 was available under the line of credit commitment. Interest is payable at the variable prime rate, as defined (9.5% at December 28, 1997). Management estimates that the carrying amount of the debt approximates its fair value as of December 28, 1997. See Note 12 for the subsequent event involving the VFB Facility.

     In October 1997, VFB purchased an interest rate cap ("VFB Rate Cap") from VFIFA for $177,000. The VFB Rate Cap protects VFB from increases in interest rates above 6.5% (excluding the applicable margin) for a period of five years commencing on December 31, 1997 on $10,962,800 of debt under the VFB Facility. The cost is reflected in other assets in the accompanying combined balance sheet (see Note 5) and will be amortized to interest expense on a straight-line basis over the life of the VFB Rate Cap. The VFB Rate Cap is intended to be an integral part of borrowing transactions and therefore, not recognized at fair value ($155,000 at December 28, 1997). Interest differential relating to the VFB Rate Cap will be recognized as a component of interest expense over the term of the VFB Rate Cap.

     The aggregate maturities of debt as of December 28, 1997 are as follows-


     1998                                                       $6,495,395
     1999                                                        1,593,909
     2000                                                        2,405,561
     2001                                                        2,957,649
     2002                                                        3,448,621
     Thereafter                                                 23,739,134
                                                              ------------
                                                                40,640,269
     Less- Current maturities                                   (6,495,395)
                                                              ------------
                                                               $34,144,874
                                                              ============

(8)  OBLIGATIONS UNDER CAPITAL LEASES:

     VFT, PVF and VFB lease equipment and land under capital leases. The capital leases bear interest at a range of approximately 6.00% to 9.00%. The capital leases are secured by the underlying equipment and land for which VFT, PVF and VFB entered into the leases. Future minimum lease payments are as follows at December 28, 1997-

     1998                                                          $64,488
     1999                                                           64,488
     2000                                                           64,488
     2001                                                           64,488
     2002                                                           48,376
     Thereafter                                                    300,000
                                                                 ---------
     Total minimum lease payments                                  606,328
     Less- Amount representing interest                           (174,271)
                                                                 ---------
                                                                   432,057
     Less- Current maturities                                      (25,764)
                                                                 ---------
                                                                  $406,293
                                                                 =========

(9)  NONCURRENT LIABILITIES:

     Included in noncurrent liabilities are construction cost accruals which represent amounts due at December 29, 1996 and December 28, 1997 on certain billings relating to the construction of the VFT greenhouse facility and the VFM and VFB greenhouse facilities, respectively. These amounts were paid with proceeds from the construction and term loan commitments of VFT during 1997 and VFM and VFB during 1998, respectively, (see Note 7).

(10) TRANSACTIONS WITH AFFILIATES:

     The Partnerships purchased a portion of their materials and greenhouse equipment from Agro Dynamics, Inc. ("ADI"), amounting to approximately $1,769,000, $2,367,000 $1,335,000 and $2,335,000 in 1996, 1997 and the 39
     weeks ended September 28, 1997 and September 27, 1998, respectively. The president of ADI is also the president of APD (see Note 12). As discussed in Note 1, the Partnerships have entered into certain agreements with APD whereby APD provides a variety of services including full management of operations and the sales and marketing of all VFT, PVF, VFM and VFB greenhouse facility products. The fees related to the agreements amounted to $116,667, $662,500, $412,500 and $1,193,750 in 1996, 1997 and the 39
     weeks ended September 28, 1997 and September 27, 1998, respectively. In addition, APD charged the Partnerships $2,249,000 collectively, in connection with the four greenhouse facilities' development and APD's performance as the general contractor. Such amount is included within property, plant and equipment in the accompanying combined balance sheets. In connection with obtaining the VFM and VFB facilities (see Note 7), VFM and VFB funded closing costs to VFIFA in the amount of $694,450 and $479,070, respectively. These amounts are reflected in other assets (see
     Note 5) in the accompanying combined balance sheets and will be amortized over the life of the related VFM and VFB debt as interest expense. Net amounts due (to) from affiliated companies consisted of the following-

                                     December 29,  December 27,    September 27,
                                         1996          1997            1998
                                     ------------  ------------    -------------
                                                                   (Unaudited)
     Due (to) from, net-
       APD                             $403,711      ($554,044)     ($908,488)
       VFIFA                                  0        (69,555)    (1,513,545)
       ADI                             (101,894)      (507,498)      (190,240)
       Others                            (4,452)        (4,556)      (238,010)
                                    -----------    -----------    -----------
            Total due (to) from
               affiliates, net         $297,365    ($1,135,653)   ($2,850,283)
                                    ===========    ===========    ===========

(11) OPERATING LEASES:

     In June 1997, VFM entered into a land lease agreement for a period of 25 years. The future minimum lease payments at December 28, 1997 as follows-

                                                   1998
                                                 -------
     1998                                        $12,000
     1999                                         12,000
     2000                                         12,000
     2001                                         12,000
     2002                                         12,000
     Thereafter                                  234,000
                                                 -------
                                                 294,000
                                                 =======

     Rent expense under VFM's lease agreement totaled approximately, $9,000, $6,000 and $9,000 in 1997, the 39 weeks ended September 28, 1997 and the 39 weeks ended September 27, 1998, respectively.

(12) SUBSEQUENT EVENTS:

     PVF Line of Credit Extension-

     On February 25, 1998, PVF increased its line of credit availability with VFIFA from $500,000 to $1,000,000. All other terms and conditions under the PVF Facility remained unchanged.

     Term Out of VFM and VFB Construction Loans-

     In April 1998, VFM and VFB completed the final advance under their respective construction commitments. The Term Loans at VFM and VFB of $15,515,346 and $10,962,800, respectively, are being repaid in 40 quarterly installments which commenced June 30, 1998.

     Notes Receivable With APD-

     In April 1998, VFM and VFB loaned $3,561,435 and $3,834,161 to APD, respectively. The notes receivable are unsecured, bear interest at 6% per annum and principal and interest are due on demand, respectively.

     PVF Operations-

     In June 1998, a tornado damaged approximately 10% of the PVF greenhouse which resulted in structural damage to the greenhouse and damage to the growing crop. The company received $425,000 in insurance proceeds for the damage to the greenhouse. PVF did not maintain insurance for crop damage. As a result of the event, approximately $120,000 of losses were incurred, which is reflected in other expense, net in the accompanying unaudited September 27, 1998 combined statement of operations. PVF management is endeavoring to sell the greenhouse property. Estimated costs of approximately $500,000 for maintaining the facility, to be incurred through a possible sale date, have been accrued by PVF. The assets, totaling $1,911,000, have been disclosed as held for sale in the accompanying unaudited September 27, 1998 combined balance sheet. Following the tornado event, PVF's lender demanded the $750,000 replacement collateral (See Note
     7) and the $425,000 in insurance proceeds be used to pay down PVF's outstanding debt. PVF remains in violation of a financial covenant of the PVF loan and as such the entire outstanding loan balance of $839,715 as of September 27, 1998 has been classified in the current portion of long-term debt in the accompanying unaudited September 27, 1998 balance sheet.

     VFT Debt Assignment-

     On August 14, 1998, the outstanding debt of VFT was assigned by the Lenders (See Note 7) to VFIFA. VFIFA repaid the full outstanding balance of the VFT Facility utilizing availability under its term loan facility. VFIFA, an affiliate and lender to VFT, PVF, VFM and VFB, has maintained a $60 million credit facility with a cooperative lender since June 1997. Upon completion of the assignment by the Lenders, all of the outstanding line of credit, term and construction loan borrowings of VFT, VFM and VFB are held with VFIFA (the "VFIFA Facility"). In connection with the assignment, VFT entered into a $1,500,000 line of credit agreement with VFIFA. No other significant modifications were made to the VFT debt.

     In connection with the VFT assignment, the $1,500,000 and $1,000,000 Debt Service Reserve and Additional Debt Service Reserve (see Note 7), respectively, were no longer required. The $1,500,000 was utilized to pay down a portion of the outstanding VFT term loan and the $1,000,000 was used for working capital purposes.

     Merger-

     On September 30, 1998 APD completed a merger transaction with EcoScience Corporation ("EcoScience") through which the stockholders of APD received 9,421,487 shares of EcoScience stock in exchange for all of the outstanding shares of APD common stock. VFT, PVF, VFM and VFB have purchased materials and greenhouse equipment from Agro Dynamics, a wholly-owed subsidiary of EcoScience (see Note 10). After the merger, the stockholders of APD own approximately 80% of the outstanding shares of EcoScience, on a fully diluted basis.

     VFIFA Default-

     On December 1, 1998, the VFIFA Facility lenders informed VFIFA and the "Underlying Borrowers" (including VFT, PVF, VFM, VFB and APD) through written correspondence that they were not in compliance with certain terms and conditions of the VFIFA Facility. The events of default included (1) VFIFA's default of certain interest payments due (2) the Underlying Borrowers' principal and interest payment default with VFIFA and (3) APD's default on the financial covenant contained in the guaranty to the VFIFA Facility relating to equity to senior long-term debt. The letter of default referred to interest defaults totaling approximately $1,000,000. Following the receipt of the letter, further debt service payment defaults occurred including additional interest default and principal payment default on the December 31, 1998 VFT, VFM and VFB Term Loans. In December 1998, VFIFA began to make debt service payments against the defaults identified in the December 1, 1998 letter. The final installment of the series of payments, totaling approximately $2,005,000 in the aggregate, for approximately $460,000, was made on February 12, 1999, which brought VFIFA and the Underlying Borrowers into full principal and interest compliance under the VFIFA Facility. However, APD and the Underlying Borrowers still remain in violation of certain financial covenants. The VFIFA Facility lenders expressly stated in the December 1, 1998 letter of default that they were not exercising their right under the VFIFA Facility to accelerate payment of all outstanding amounts, however, they were reserving their right to do so. As a result, the entire amount outstanding under the VFT, VFM and VFB Term Loans (which are all a part of the VFIFA Facility), $46,319,000, has been reflected in the current portion of long-term debt in the accompanying unaudited September 27, 1998 combined balance sheet. The VFIFA Facility lenders have informed VFIFA and the Underlying Borrowers that no further advances will be made under the VFIFA Facility until the violations of the financial covenants are cured.

     APD and VFIFA are negotiating new terms to the existing VFIFA Facility that are intended to bring VFIFA and the Underlying Borrowers into compliance with all defaults. There can be no assurances that APD and VFIFA will be able to renegotiate more favorable terms.

     Acquisition-

     On December 30, 1998, EcoScience, which owns 100% of the outstanding stock of APD, pursuant to the merger on September 30, 1998, acquired from Cogentrix all of the outstanding capital stock of each of Cogentrix Greenhouse Investments, Inc., Cogentrix of Fort Davis I, Inc., Cogentrix of Pocono, Inc., Cogentrix of Marfa, Inc. and Cogentrix of Buffalo, Inc. (collectively the "Companies") for 1,000,000 shares of EcoScience common stock and a $20,600,000 note bearing interest at a rate of 11.25% per annum which was originally due and payable on March 15, 1999. On March 12, 1999, Cogentrix agreed to extend the maturity date of the note to June 30, 1999 for $1,000,000. The notes are secured by all of the outstanding capital stock of APD and the Companies. EcoScience is currently seeking additional debt and equity financing to fulfill this obligation, or alternatively will seek to renegotiate the terms of the notes. There can be no assurance that EcoScience will be successful in these efforts. As referred to in Note 1, the Companies own

     50% of VFT, PVF, VFM and VFB. Since their inception, the companies have had no other investments or conducted any other business.

     As a condition to the acquisition, EcoScience agreed to register the 1,000,000 shares of its common stock for public sale by June 15, 1999. In the event the stock is not registered by June 15, 1999, EcoScience may be required, at the election of Cogentrix, to repurchase the 1,000,000 shares from Cogentrix at a price equal to the greater of $4.00 or the market price the day prior to the sale. In addition, the Option Agreement (see Note 1) between APD and Cogentrix was terminated. In addition, Cogentrix assigned and contributed its note receivable of $643,197 along with its accrued interest, due from APD to Cogentrix Greenhouse Investment, Inc. VFT canceled its note receivable due from Cogentrix in the amount of $1,838,420, along with accrued interest. Following the cancellation Cogentrix Greenhouse Investment, Inc. issued a promissory note payable to VFT in the same amount.

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